UMB SCOUT MONEY MARKET FUND, INC.
A special meeting of the shareholders of UMB Scout Money Market Fund
  Federal Portfolio
Money Market Fund  Federal Portfolio
and UMB Scout Money Market Fund  Prime Portfolio Money Market Fund
 Prime
Portfolio, each a series of UMB Scout Money
Market Fund, Inc., was held on March 29, 2005.
The matters voted on by the shareholders of record as of January 31,
2005, and the results of the
vote at the shareholder meeting held
March 29, 2005, were as follows
1. To approve the election of each of the six individuals nominated to serve on the Board.
NOMINEE AFFIRMATIVE WITHHELD TOTAL
William E. Hoffman, D.D.S. 541,973,186.710 4,386,331.090 546,359,517.800
Eric T. Jager . . . . . . .542,400,356.230 3,959,161.570 546,359,517.800
Stephen H. Rose . . . . . .541,087,758.890 5,271,758.910 546,359,517.800
Stuart Wien . . . . . . . .542,269,091.140 4,090,426.660 546,359,517.800
Andrea F. Bielsker . . . . 542,383,075.710 3,976,442.090 546,359,517.800
William B. Greiner . . . . 542,016,734.710 4,342,783.090 546,359,517.800
2. To approve an Agreement and Plan of Reorganization, pursuant to which each Fund, which are
series of a Maryland corporation,
would be reorganized as a separate series of the Trust.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON-VOTES TOTAL
Money Market Fund  Federal Portfolio . . . . 117,491,595.270 577,440.970
 1,414,859.750 13,200,771.000
132,684,666.990
Money Market Fund  Prime Portfolio . . . . . 343,582,794.900 2,580,434.280
 3,692,317.630 63,819,304.000
413,674,850.810
3. To approve a new investment advisory agreement for each Fund.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON VOTES TOTAL
Money Market Fund  Federal Portfolio . . . . 130,541,584.950 634,823.290
 1,508,258.750 0.000 132,684,666.990
Money Market Fund  Prime Portfolio . . . . . 407,178,881.270 2,536,818.770
 3,959,150.770 0.000 413,674,850.810
4. To approve the modification or reclassification of certain fundamental investment restrictions relating to
MATTER MONEY MARKET FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON VOTES TOTAL
4A Senior securities and borrowing Federal Portfolio 116,459,382.320
 799,767.070 2,224,746.600 13,200,771.000
132,684,666.990
Prime Portfolio 343,148,273.140 2,936,924.290 3,770,349.380 63,819,304.000
 413,674,850.810
4B Underwriting securities Federal Portfolio 116,465,543.420 835,462.970
 2,182,889.600 13,200,771.000
132,684,666.990
Prime Portfolio 343,380,454.980 2,461,895.240 4,013,196.590 63,819,304.000
 413,674,850.810
4C Real estate Federal Portfolio 113,013,186.310 4,203,391.970 2,267,317.710
 13,200,771.000 132,684,666.990
Prime Portfolio 343,029,673.020 2,761,209.110 4,064,664.680 63,819,304.000
 413,674,850.810
4D Lending Federal Portfolio 116,657,154.070 604,401.210 2,222,340.710
 13,200,771.000 132,684,666.990
Prime Portfolio 343,002,370.280 3,036,885.970 3,816,290.560 63,819,304.000
413,674,850.810
4E Concentration of investments Federal Portfolio 116,594,536.070 620,409.210
 2,268,950.710 13,200,771.000
132,684,666.990
Prime Portfolio 342,808,227.030 3,321,814.200 3,725,505.580 63,819,304.000
413,674,850.810
4F Commodities Federal Portfolio 116,236,040.180 959,557.210 2,288,298.600
 13,200,771.000 132,684,666.990
Prime Portfolio 342,962,577.050 3,134,646.280 3,758,323.480 63,819,304.000
 413,674,850.810
4G Reclassification of certain Federal Portfolio 113,009,429.290 4,130,218.450
 2,344,248.250 13,200,771.000
132,684,666.990
fundamental restrictions as Prime Portfolio 342,887,015.570 3,217,562.320
 3,750,968.920 63,819,304.000
413,674,850.810
non fundamental
5. To approve the redesignation of certain of the Funds investment objectives from fundamental to non fundamental.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON VOTES TOTAL
Money Market Fund  Federal Portfolio . . . . 110,150,821.450 7,287,358.890
 2,045,715.650 13,200,771.000
132,684,666.990
Money Market Fund  Prime Portfolio . . . . . 330,590,496.050 15,699,408.180
 3,565,642.580 63,819,304.000
413,674,850.810
6. To approve the redesignation of certain of the Funds investment policies from fundamental to non fundamental.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON VOTES TOTAL
Money Market Fund  Federal Portfolio . . . . 110,296,538.450 7,133,168.890
 2,054,188.650 13,200,771.000
132,684,666.990
Money Market Fund  Prime Portfolio . . . . . 330,981,828.730 15,304,136.010
3,569,582.070 63,819,304.000
413,674,850.810